TEMPORARY GLOBAL FLOATING RATE EURO MEDIUM-TERM NOTE
 DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE



ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL
BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME
TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS
165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.



             FORD MOTOR CREDIT COMPANY
Euro Medium-Term Note Due from 9 Months to 30 Years
                from Date of Issue



                           PRINCIPAL AMOUNT (INCLUDING
No.                        CURRENCY): U.S.$250,000,000


ORIGINAL ISSUE                     MATURITY
DATE:  November 2, 1994            DATE:  November 2, 1999



         This Temporary Global Note represents a
portion of an issue of Euro Medium-Term Notes Due from 9 Months to 30 Years from Date of Issue (the "Notes") of
Ford Motor Credit Company, a Delaware corporation (the
"Company"), limited to an aggregate principal amount of up to $6,000,000,000. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture (the "Indenture") dated as of February 1, 1985, as supplemented by a First Supplemental
Indenture dated as of April 1, 1986, a Second
Supplemental Indenture dated as of September 1, 1986, a
Third Supplemental Indenture dated as of March 15, 1987, a Fourth Supplemental Indenture dated as of April 15,
1988 and a Fifth Supplemental Indenture dated as of September 1, 1990, between the Company and Chemical Bank as successor to Manufacturers Hanover Trust Company, as trustee (the "Trustee"), and the Permanent Global Note.

         Subject to the provisions hereof, the
Company, for value received, hereby promises to pay to the bearer, upon surrender hereof, the principal sum set forth above as modified by Schedule A on the Maturity
Date shown above and to pay interest thereon from time to time determined in the manner and on the dates provided below, upon certification in the form set forth in the Indenture for such purpose, to the effect required by United States tax regulations, that the beneficial owner or owners of this Temporary Global Note (or, if at the time of such interest payment, such payment is only for a part of this Temporary Global Note, the beneficial owner or owners of such part) are within the class of persons referred to in such certification. Such payments shall be made only outside the United States. Except for amounts due and payable hereunder prior to the Exchange
Date (as defined below) for which the above certification has been given, amounts due and payable hereunder with respect to a beneficial interest herein shall not be paid unless and until such interest herein shall have been exchanged for an interest in a Permanent Global Note.

   The per annum interest rate (the "Interest Rate") in effect for each day of an Interest Period will be equal to the Three Month LIBOR Rate plus 20 basis points
(0.20%). The Interest Rate for each Interest Period will be set on the second day of the months of February, May, August and November during the period commencing with November 2, 1994 and ending with August 2, 1999 (each such day an "Interest Reset Date"). "Interest Period" shall mean the period from and including an Interest
Reset Date, or in the case of the first such period, November 2, 1994, to but excluding the next succeeding
Interest Reset Date and in the case of the last such period, August 2, 1999 to and including November 1, 1999.
No adjustment will be made to the length of an Interest
Period if an Interest Reset Date falls on a day that is not a Business Day.

   The "Three Month LIBOR Rate" shall mean the rate determined in accordance with the following provisions:

(i) On the second day on which dealings in deposits in U.S. dollars are transacted in the London interbank market preceding the Original Issue Date referred to on the face hereof and each Interest Reset Date (each such date an "Interest Determination Date"), Chemical Bank
(the "Reference Agent"), as agent for the Company, will determine the Three Month LIBOR Rate which shall be the rate for deposits in U.S. dollars having a three-month maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date.
"Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or such other service or services as may be nominated by the British
Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If the Three-Month LIBOR Rate on such Interest Determination
Date does not appear on Telerate Page 3750, such Three-Month LIBOR Rate will be determined as described in
(ii) below.

   (ii)  With respect to an Interest Determination
Date for which the Three-Month LIBOR Rate does not appear on the Telerate Page 3750 as specified in (i) above, the Three Month LIBOR Rate will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Reference Agent (the "Reference Banks") at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market having a three-month maturity and in a principal amount equal to an amount of not less than U.S.$1,000,000 that is representative for a single transaction in such market at such time. The Reference
Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate.
If at least two such quotations are provided, the Three
Month LIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 one-millionths of a percentage point rounded upward) of such quotations. If fewer than two quotations are provided, the Three Month LIBOR Rate on such Interest
Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 one-millionths of a percentage point rounded upward) of the rates quoted by three major banks in New York City selected by the Reference Agent at approximately 11:00 a.m., New York City time, on such Interest Determination
Date for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount equal to an amount of not less than U.S.$1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in New
York City selected as aforesaid by the Reference Agent are not quoting as mentioned in this sentence, the Interest Rate for the Interest Period commencing on the Interest Reset Date following such Interest Determination
Date will be the Interest Rate in effect on such Interest
Determination Date.

   Interest on this Temporary Global Note shall be paid quarterly on February 2, May 2, August 2 and
November 2 of each year, during the period commencing with February 2, 1995 and ending with August 2, 1999
(each such date an "Interest Payment Date") and on the Maturity Date set forth above, or until payment of the principal amount has been made or duly provided for. The amount of interest for each day that this Global Security is outstanding (the "Daily Interest Amount") will be calculated by dividing the Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of this Temporary Global Note. The amount of interest to be paid on this Temporary Global
Note for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the applicable Interest Period.

   In any case in which the Stated Maturity or an Interest Payment Date is not a Business Day, payment of principal and/or interest, as the case may be, shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or at Stated Maturity, as the case may be. "Business
Day" shall mean any day that is not a Saturday or a Sunday and that, in The City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law to close.

   The Interest Rate and amount of interest to be paid on this Temporary Global Note for each Interest Period will be determined by the Reference Agent. All calculations made by the Reference Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Company and the holder of this Temporary Global Note. So long as the Three Month LIBOR
Rate is required to be determined with respect to this Temporary Global Note there will at all times be a Reference Agent. In the event that any then acting
Reference Agent shall be unable or unwilling to act, or that such Reference Agent shall fail duly to establish the Three Month LIBOR Rate for any Interest Period, or that the Company proposes to remove such Reference Agent, the Company shall appoint itself or another person which is a bank, trust company, investment banking firm or other financial institution to act as the Reference
Agent.

   Except as otherwise provided herein, this Temporary
Global Note is governed by the terms and conditions of the Permanent Global Note to be issued in exchange for this Temporary Global Note (the form of which Permanent
Global Note is attached hereto), which terms and conditions are hereby incorporated by reference herein mutatis mutandis and shall be binding on the Company and the holder hereof as if fully set forth herein.

   This Temporary Global Note is exchangeable in whole or from time to time in part for an interest equal to the principal amount hereof being exchanged in a single
Permanent Global Note upon request of Morgan Guaranty
Trust Company of New York, Brussels office, as operator of the Euroclear System, or CEDEL S.A. to the Trustee, only on or after the Exchange Date upon certification in the form set forth in the Indenture for such purpose, to the effect required by United States tax regulations, that the beneficial owner or owners of this Temporary
Global Note (or, if such exchange is only for a part of this Temporary Global Note, the beneficial owner or owners of such part) are within the class of persons referred to in such certification. Upon exchange of any portion of this Temporary Global Note for a Permanent
Global Note, the Trustee shall cause Schedule A of this Temporary Global Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Permanent Global
Note, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein, until exchanged for a Permanent Global Note, this Temporary
Global Note shall in all respects be entitled to the same benefits under the Indenture as a duly authenticated and delivered Permanent Global Note.

   "Exchange Date" means the date that is 40 days after the Original Issue Date specified above.

   Unless the certificate of authentication hereon has been duly executed by the Trustee, by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this Temporary Global Note to be signed manually or by facsimile by its Chairman of the Board of Directors, its President, any Executive Vice President or any Vice
President and by its Treasurer or its Secretary, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


Dated: November 2, 1994

                               FORD MOTOR CREDIT COMPANY



                               By
                                  --------------------------


                               By
                                 ---------------------------

      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes issued under the within-mentioned Indenture.

  CHEMICAL BANK as successor to Manufacturers
Hanover Trust Company, as Trustee



By
  ------------------
  Authorized Officer

                    SCHEDULE A

        EXCHANGE FOR PERMANENT GLOBAL NOTES


      The following exchanges of a part of this Temporary Global Note for Permanent Global Notes have been made:

                Principal      Principal         Notation Made
Date of         Amount         Amount            by or on Behalf
Exchange        Exchanged      Remaining         of Trustee

- ----------      ----------     ----------        ----------

- ----------      ----------     ----------        ----------

- ----------      ----------     ----------        ----------

- ----------      ----------     ----------        ----------

- ----------      ----------     ----------        ----------

                                                   Attachment

          [Form of Permanent Global Note]



PERMANENT GLOBAL FLOATING RATE EURO MEDIUM-TERM NOTE
DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE



ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL
BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME
TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS
165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.


             FORD MOTOR CREDIT COMPANY
                   Floating Rate
       Euro Medium-Term Note Due from 9 Months
          to 30 Years from Date of Issue


                           PRINCIPAL AMOUNT (INCLUDING
No.                        CURRENCY):  U.S. $250,000,000


ORIGINAL ISSUE                                   MATURITY
DATE:  November 2, 1994           DATE:  November 2, 1999



    This Permanent Global Note represents a
portion of an issue of Euro Medium-Term Notes Due from 9 Months to 30 Years from Date of Issue (the "Notes") of
Ford Motor Credit Company, a Delaware corporation (the
"Company"), limited to an aggregate principal amount of up to $6,000,000,000. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture (as hereinafter defined) between the Company and the Trustee (as hereinafter defined).

    Subject to the provisions hereof, the Company, for value received, hereby promises to pay to the bearer, upon surrender hereof, the principal sum set forth above as modified by Schedule A on the Maturity Date shown above and to pay interest thereon at the rate per annum from time to time determined in the manner and on the dates provided below. Any amounts paid in respect of an interest in the Temporary Global Note or a part thereof which has been exchanged for an interest in this Permanent Global Note shall be deemed paid hereunder.

    The per annum interest rate (the "Interest
Rate") in effect for each day of an Interest Period will be equal to the Three Month LIBOR Rate plus 20 basis points (0.20%). The Interest Rate for each Interest
Period will be set on the second day of the months of February, May, August and November during the period commencing with November 2, 1994 and ending with August
2, 1999 (each such day an "Interest Reset Date").
"Interest Period" shall mean the period from and including an Interest Reset Date, or in the case of the first such period, November 2, 1994, to but excluding the next succeeding Interest Reset Date and in the case of the last such period, August 2, 1999 to and including
November 1, 1999. No adjustment will be made to the length of an Interest Period if an Interest Reset Date falls on a day that is not a Business Day.

    The "Three Month LIBOR Rate" shall mean the rate determined in accordance with the following provisions:

(i) On the second day on which dealings in deposits in U.S. dollars are transacted in the London interbank market preceding the Original Issue Date specified above and each Interest Reset Date (each such date an "Interest
Determination Date"), Chemical Bank (the "Reference
Agent"), as agent for the Company, will determine the Three Month LIBOR Rate which shall be the rate for deposits in U.S. dollars having a three-month maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date.
"Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or such other service or services as may be nominated by the British
Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If the Three-Month LIBOR Rate on such Interest Determination
Date does not appear on Telerate Page 3750, such Three-Month LIBOR Rate will be determined as described in
(ii) below.

    (ii)  With respect to an Interest
Determination Date for which the Three-Month LIBOR Rate does not appear on the Telerate Page 3750 as specified in
(i) above, the Three Month LIBOR Rate will be determined on the basis of the rates at which deposits in U.S.
dollars are offered by four major banks in the London interbank market selected by the Reference Agent (the
"Reference Banks") at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market having a three-month maturity and in a principal amount equal to an amount of not less than U.S.$1,000,000 that is representative for a single transaction in such market at such time. The
Reference Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the Three Month LIBOR Rate on such Interest Determination
Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 one-millionths of a percentage point rounded upward) of such quotations. If fewer than two quotations are provided, the Three Month LIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 one-millionths of a percentage point rounded upward) of the rates quoted by three major banks in New
York City selected by the Reference Agent at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount equal to an amount of not less than U.S.$1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in New York City selected as aforesaid by the Reference Agent are not quoting as mentioned in this sentence, the Interest Rate for the Interest Period commencing on the Interest Reset Date following such Interest Determination Date will be the Interest Rate in effect on such Interest Determination
Date.

    Interest on this Permanent Global Note shall be paid quarterly on February 2, May 2, August 2 and
November 2 of each year, during the period commencing with February 2, 1995 and ending with August 2, 1999
(each such date an "Interest Payment Date") and on the Maturity Date set forth above, or until payment of the principal amount has been made or duly provided for. The amount of interest for each day that this Global Security is outstanding (the "Daily Interest Amount") will be calculated by dividing the Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of this Permanent Global Note. The amount of interest to be paid on this Permanent Global
Note for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the applicable Interest Period.

    In any case in which the Stated Maturity or an Interest Payment Date is not a Business Day, payment of principal and/or interest, as the case may be, shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or at Stated Maturity, as the case may be. "Business
Day" shall mean any day that is not a Saturday or a Sunday and that, in The City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law to close.

    The Interest Rate and amount of interest to be paid on this Permanent Global Note for each Interest
Period will be determined by the Reference Agent. All calculations made by the Reference Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Company and the holder of this Permanent Global Note. So long as the Three Month LIBOR
Rate is required to be determined with respect to this Permanent Global Note there will at all times be a Reference Agent. In the event that any then acting
Reference Agent shall be unable or unwilling to act, or that such Reference Agent shall fail duly to establish the Three Month LIBOR Rate for any Interest Period, or that the Company proposes to remove such Reference Agent, the Company shall appoint itself or another person which is a bank, trust company, investment banking firm or other financial institution to act as the Reference
Agent.

    Payment of the principal of and interest on this Permanent Global Note will be made outside the United States at the office or agency of any of the Paying Agents hereinafter specified, in such coin or currency of denomination shown above, except as provided herein.


    Upon exchange of any portion of the Temporary
Global Note for a portion of this Permanent Global Note, the Trustee shall cause Schedule A of this Permanent
Global Note to be endorsed to reflect the increase of its aggregate principal amount by an amount equal to the principal amount of the portion of such Temporary Global
Note so exchanged.

    This Permanent Global Note is exchangeable only in whole for definitive Notes in bearer form only in the event that (a) this Permanent Global Note is held on behalf of the Euroclear System or CEDEL S.A. and either of such clearing systems is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or in fact does so, or (b) an Event of Default occurs in relation to the Notes. Any such exchange shall be upon not less than 30 days' notice to the Trustee, in whole for definitive
Notes, with coupons attached, outside the United States, upon request to the Trustee and upon compliance with the procedures set forth in the Indenture. No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Except as otherwise provided herein, until exchanged in full for definitive Notes, this Permanent
Global Note shall in all respects be entitled to the same benefits under the Indenture as duly authenticated and delivered definitive Notes.

    This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities") of the series specified above, all issued and to be issued under an indenture (herein called the "Indenture") dated as of February 1, 1985, as supplemented by a First Supplemental Indenture dated as of April 1, 1986, a Second Supplemental Indenture dated as of September 1, 1986, a Third Supplemental Indenture dated as of March 15, 1987, a Fourth Supplemental
Indenture dated as of April 15, 1988 and a Fifth
Supplemental Indenture dated as of September 1, 1990, between the Company and Chemical Bank as successor to Manufacturers Hanover Trust Company, as trustee (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as permitted by the Indenture.

    This Note is issued in global form. The Notes are bearer instruments, title to which passes by delivery. The bearer of any Note may (to the fullest extent permitted by law) be treated at all times, by all persons and for all purposes as the absolute owner of such Note regardless of any notice of ownership, theft or loss or of any writing thereon.

    Payment of principal will be made against surrender of this Permanent Global Note at the office of the Principal Paying Agent in London, or, at the option of the Holder hereof, at such other paying agents in such other places outside the United States as the Company may appoint from time to time, and interest will be paid to each of Euroclear and CEDEL with respect to that portion of this Permanent Global Note held for its account. No payment of principal or interest with respect to this Permanent Global Note will be made upon presentation of this Permanent Global Note in the United States.

    So long as any of the Notes are outstanding, the Company will maintain a Paying Agent in London and, so long as the Notes are listed on the Luxembourg Stock
Exchange and such Exchange so requires, one in Luxembourg. The Company has initially appointed as Paying Agents the principal office of Chemical Bank in London (the "Principal Paying Agent") and the principal office of Kredietbank S.A. Luxembourgeoise in Luxembourg.
Subject to the first sentence of this paragraph, the Company shall have the right at any time to terminate any such appointment and to appoint any other paying agents in such other places outside the United States as it may deem appropriate.

    Except as set forth hereunder and under the next two succeeding paragraphs, the Notes may not be redeemed prior to Stated Maturity. On the Interest
Payment Date occurring on November 2, 1996, and on any Interest Payment Date thereafter, the Company may at its option redeem the Notes as a whole but not in part, upon not less than 30 days' nor more than 60 days' published notice at 100% of their principal amount, together with interest accrued to the date fixed for redemption. The
Trustee shall, as soon as practicable after receipt of notice by the Company of its intention to redeem the Notes, give prompt notice thereof as required under the Indenture.

    If (a) as a result of any change in, or
amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, official position regarding the application or interpretation of such laws, regulations or rulings which change or amendment becomes effective on or after May 4, 1994, the Company becomes or will become obligated to pay additional amounts as provided below or (b) any act is taken by a taxing authority of the United States on or after May 4, 1994, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay such additional amounts, then the Company may, at its option, redeem, as a whole but not in part, the Notes of the same type and issued on the same dates as to which the Company will or may be required to pay such additional amounts, upon not less than 35 days' nor more than 60 days' published notice at 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Notes. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts as provided below and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Notes pursuant to their terms.

    The Company shall redeem the Notes as a whole but not in part, upon not less than 60 days' nor more than 90 days' published notice at 100% of their principal amount, together with interest accrued to the date fixed for redemption, after determination by the Company as soon as practicable, based on a written opinion of independent counsel, and prompt notice thereof to the Trustee, that any certification, identification or information reporting requirements of United States law or regulation with regard to the nationality, residence or identity of a beneficial owner of a Note would be applicable to a payment of principal of or interest on a Note made outside the United States by the Company or a paying agent as agent for the Company and not as agent for the beneficial owner (other than a requirement that would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner, or which could be satisfied by the holder, custodian, nominee or other agent certifying that the beneficial owner is not a United States person; provided, however, in each case that payment by a custodian, nominee or agent (who is not under law in effect as of the date of issuance of the Notes subject to information reporting requirements) to the beneficial owner is not otherwise subject to any certification, identification or information reporting requirement referred to in this sentence). The Trustee shall, as soon as practicable after receipt of notice of such determination by the Company, give prompt notice thereof, stating in the notice the effective date of such certification, identification or information reporting requirements and the dates within which the redemption shall occur. The mandatory redemption of the Notes must take place on such date, not later than one year after the publication of notice by the Trustee of the Company's determination as provided in this paragraph, as the Company shall determine by notice to the Trustee at least
75 days before the redemption date, unless notice within a shorter period is acceptable to the Trustee. The
Company shall not so redeem the Notes, however, if the Company shall, based on a subsequent event, determine, based on a written opinion of independent counsel, not less than 30 days prior to the date fixed for redemption, that no payment would be subject to any requirement described above, in which case the Trustee shall give prompt notice of that determination and any earlier redemption notice shall be deemed revoked and of no further effect.

    Notwithstanding the preceding paragraph, if and so long as the certification, identification or information reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of United States withholding, backup withholding or a similar tax, the Company may elect, prior to publication of the notice of redemption, to have the provisions of this paragraph apply in lieu of the provisions of the next preceding paragraph. In that event, the Company will pay as additional interest such additional amounts as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by the Company or a Paying Agent of the principal of and interest on a Note to a holder who is not a United States person (but without any requirement that the nationality, residence or identity of such holder be disclosed to the Company, a paying agent acting as agent of the Company or any governmental authority), after deduction for United States withholding, backup withholding or a similar tax (other than a withholding, backup withholding or similar tax which (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the next preceding paragraph, (ii) is imposed as a result of the fact that the Company, or a paying agent acting as agent of the Company, has actual knowledge that the beneficial owner of the Note is within the category of persons described in clause 1 of the second succeeding paragraph, or (iii) is imposed as a result of presentation of the Note for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided in the Note to be then due and payable.

    Notices will be given by publication in
Authorized Newspapers in London, New York and, so long as the Notes are listed on the Luxembourg Stock Exchange and such exchange so requires, Luxembourg. Such publication is expected to be made in the Financial Times in London, in The Wall Street Journal in New York and in the
Luxemburger Wort in Luxembourg. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

    The Company will, subject to the exceptions and limitations set forth below, pay as additional interest to the holder of this Permanent Global Note in respect of any Note the beneficial owner of which is not a United States person such additional amounts as are necessary in order that the net payment by the Company or a Paying Agent of the principal of and interest on such Note, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in such Note, to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

      (1)  to a tax, assessment or governmental
    charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

      (a)  being or having been
      present or engaged in trade or business in the United States or having or having had a permanent establishment in the United
      States;

      (b)  having a current or former
      relationship with the United States,
      including a relationship as a citizen or resident thereof;

      (c)  being or having been a
      foreign or domestic personal holding
      company, a passive foreign investment
      company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;
      or

      (d)  being or having been a
      "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United
      States Internal Revenue Code or any
      successor provision;

      (2)  to any holder that is not the sole
    beneficial owner of such Note or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficial owner or member received directly its beneficial or distributive share of the payment;

      (3)  to a tax, assessment or governmental
    charge that is imposed or withheld solely by reason of the failure to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of this Note, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

      (4)  to a tax, assessment or governmental
    charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

      (5)  to a tax, assessment or governmental
    charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

      (6)  to an estate, inheritance, gift,
    sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

      (7)  to any tax, assessment or other
    governmental charge required to be withheld by any paying agent from any payment of principal of or interest on such Note, if such payment can be made without such withholding by any other paying agent; or

      (8)  in the case of any combination of
    items (1), (2), (3), (4), (5), (6) and (7).

    The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided herein, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

    As used in this Permanent Global Note, the term "United States" means the United States of America
(including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and the term "United States person" means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United
States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

    If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding to be affected. The
Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Permanent Global
Note shall be conclusive and binding upon such Holder and upon all future Holders of this Permanent Global Note and of any Note issued in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Permanent Global Note.

    Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Permanent Global Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

    The obligation to pay the principal hereof and interest hereon in the currency of denomination is of the essence. To the fullest extent possible under applicable law, judgments in respect of this Note shall be given in the currency of denomination. The obligation of the Company to make payments in such currency of denomination shall, notwithstanding any payment in any other currency
(whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in such currency of denomination that the Holder of such Note may purchase with the amount paid in such other currency. If the amount in the currency of denomination that may be so purchased is for any reason less than the amount originally due, the Company shall, as a separate and independent obligation, pay such additional amounts in the currency of denomination as may be necessary to compensate for all such shortfall.

    All terms used in this Permanent Global Note that are defined in the Indenture shall have the meanings assigned to them therein.

    Unless the certificate of authentication hereon has been duly executed by the Trustee, by manual signature of one of its authorized officers, this Permanent Global Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this Permanent Global Note to be signed manually or by facsimile by its Chairman of the Board of Directors, its President, any Executive Vice President or any Vice
President and by its Treasurer or its Secretary, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

                               FORD MOTOR CREDIT COMPANY



                               By
                                 -------------------------



                               By
                                 -------------------------

      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

  This is one of the Notes issued under the within-mentioned Indenture.

  CHEMICAL BANK as successor to Manufacturers
Hanover Trust Company, as Trustee



By
  -----------------------
  Authorized Officer

                                 SCHEDULE A

                      EXCHANGE FOR DEFINITIVE NOTES AND
                         FROM TEMPORARY GLOBAL NOTES


      The following exchanges of a part of this Permanent Global Note for definitive Notes and Temporary Global Notes have been made:

                               Principal
            Principal          Amount
            Amount             Exchanged
            Exchanged          from              Principal       Made by or
Date of     for Defin-         Temporary         Amount          on Behalf
Exchange    itive Notes        Global Notes      Remaining       of Trustee
- --------    -----------        ------------      ---------       ----------

- --------    -----------        ------------      ---------       ----------

- --------    -----------        ------------      ---------       ----------

- --------    -----------        ------------      ---------       ----------

- --------    -----------        ------------      ---------       ----------